EXHIBIT 8.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP] August 19, 2010

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

Ladies and Gentlemen:

We have acted as counsel to The Coca-Cola Company, a Delaware corporation (“TCCC”), in connection with the Merger, as defined in the Business Separation and Merger Agreement (the “Merger Agreement”) dated as of February 25, 2010, by and among Coca-Cola Enterprises Inc., a Delaware corporation (“CCE”), International CCE, Inc., a Delaware corporation (“Splitco”), TCCC and Cobalt Subsidiary LLC, a Delaware limited liability company (“Merger Sub”). This opinion is being delivered in connection with the Registration Statement on Form S-4, which includes the proxy statement/prospectus, filed on May 25, 2010, as amended through the effective date thereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

The Coca-Cola Company

August 19, 2010

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by CCE, Splitco, Merger Sub and TCCC. For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by CCE, Splitco, Merger Sub and TCCC.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, such judicial authorities, such rulings, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement or the Merger Agreement could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

The Coca-Cola Company

August 19, 2010

Based on the foregoing, we hereby confirm that the discussion set forth under the caption “Material United States Federal Income Tax Consequences” in the Registration Statement is, subject to the assumptions, exceptions, conditions and qualifications set forth therein, accurate in all material respects.

Except as expressly set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Merger or of any transaction related to the Merger or contemplated by the Merger Agreement. This opinion is delivered to you solely for your benefit in connection with the transaction referred to herein. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, agreement or assumption relied upon herein that becomes untrue, incorrect or incomplete.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP